  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

STANDARD DIVERSIFIED OPPORTUNITIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Concord Pike, Suite 301 Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 824-7062

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 2, 2018, Standard Diversified Opportunities Inc. (the “Registrant”) and Interboro LLC consummated the transactions contemplated by that certain Stock Purchase Agreement (the “Stock Purchase Agreement”), dated as of November 23, 2016, between such parties. Pursuant to the Stock Purchase Agreement, the Registrant’s wholly owned subsidiary, Pillar General Inc., acquired all of the outstanding capital stock of Interboro Holdings, Inc. for a purchase price payable in cash of $2,500,000, subject to adjustment as provided in the Stock Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. The Registrant intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information. The Registrant intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit Number	Exhibit Title
2.1#	Stock Purchase Agreement, dated as of November 23, 2016, between the Registrant and Interboro LLC (filed as Exhibit 2.1 to the Current Report on Form 8-K of the Registrant dated November 25, 2016 and incorporated herein by reference).

# Schedules to the agreement were omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED OPPORTUNITIES INC.

Date: January 4, 2018	By:	/s/ Ian Estus
	Name:	Ian Estus
	Title:	President and Chief Executive Officer